UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2023

JOANN Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40204	46-1095540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Darrow Road

Hudson, Ohio 44236

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 656-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	JOAN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 20, 2023 (the “Notice Date”), JOANN Inc. (the “Company”) received a written notice (the “Market Value Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company is not in compliance with the requirement to maintain a minimum market value of listed securities of at least $50 million, as set forth in Nasdaq Listing Rule 5450(b)(2)(A) (the “Market Value Standard”), because the market value of the Company’s common stock (the “Common Stock”) was less than $50 million for 30 consecutive business days.

Also on the Notice Date, the Company received a second written notice (the “Publicly Held Market Value Notice” and, together with the Market Value Notice, the “Notices”) from the Listing Qualifications Department of Nasdaq that the Company is not in compliance with the requirement to maintain a minimum market value of publicly held listed securities of at least $15 million, as set forth in Nasdaq Listing Rule 5450(b)(2)(C) (the “Publicly Held Market Value Standard”), because the market value of the publicly held shares of the Company’s Common Stock was less than $15 million for 30 consecutive business days.

The Notices provided that, in accordance with Nasdaq Listing Rule 5810(c)(3)(C) and Nasdaq Listing Rule 5810(c)(3)(D), the Company has a period of 180 calendar days from the date of the Notices, or until January 16, 2024, to regain compliance under the Market Value Standard and the Publicly Held Market Value Standard, respectively. During this period, the Common Stock will continue to trade on the Nasdaq Global Market. If at any time before January 16, 2024 the market value of the Common Stock closes at or above $50 million for a minimum of ten consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances, but generally not more than 20 consecutive business days), Nasdaq will provide written notification that the Company has achieved compliance under the Market Value Standard and the matter will be closed. Separately, if at any time before January 16, 2024 the market value of publicly held shares of the Common Stock closes at or above $15 million for a minimum of ten consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances, but generally not more than 20 consecutive business days), Nasdaq will provide written notification that the Company has achieved compliance under the Publicly Held Market Value Standard and the matter will be closed.

The Company is considering all available options to regain compliance with Nasdaq listing criteria. However, there can be no assurance that the Company will be able to regain compliance under either the Market Value Standard or the Publicly Held Market Value Standard, or will otherwise be in compliance with other Nasdaq listing criteria. If the Company fails to regain compliance before January 16, 2024, then Nasdaq will notify the Company that the Common Stock is subject to delisting. At that time, the Company may appeal the delisting determination to Nasdaq.

The Notices do not impact the listing of the Common Stock on the Nasdaq Global Market at this time. While the Company is exercising diligent efforts to maintain the listing of the Common Stock on the Nasdaq Global Market, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOANN INC.

Dated: July 21, 2023	By:	/s/ Scott Sekella
	Name:	Scott Sekella
	Title:	Executive Vice President, Chief Financial Officer